Table of Contents

As filed with the Securities and Exchange Commission on October 30, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PAYSIGN, INC.
(Exact name of registrant as specified in its charter)

Nevada	95-4550154
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2615 St. Rose Parkway
Henderson, Nevada 89052

(Address of Principal Executive Offices) (Zip Code)

PAYSIGN, INC. 2023 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Mark R. Newcomer

Chief Executive Officer

Paysign, Inc.

2615 St. Rose Parkway
Henderson, Nevada 89052
(Name and Address of Agent for Service)

(702) 453-2221

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Brian H. Blaney, Esq.

Katherine A. Beck, Esq.

Greenberg Traurig, LLP
2375 E. Camelback Road, Suite 800

Phoenix, Arizona 85016

(602) 445-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Non-accelerated filer ☒	Smaller reporting company ☒
Accelerated filer	☐		Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement registers shares of our common stock, par value $0.001 per share, consisting of (i) 420,000 shares of common stock that will be issued upon the vesting of restricted stock awards granted under the Paysign, Inc. 2023 Equity Incentive Plan (the “Plan”), and (ii) 160,000 shares reserved for future issuance pursuant to awards that may be granted under the Plan.

This Registration Statement contains two parts. The first part contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). The reoffer prospectus permits reoffers and resales on a continuous or delayed basis of those shares referred to above that constitute “restricted securities” or “control securities,” within the meaning of Form S-8, by certain of our stockholders, as more fully set forth therein. The second part contains information required to be set forth in the Registration Statement pursuant to Part II of Form S-8.

REOFFER PROSPECTUS

PAYSIGN, INC.

420,000 Shares of Common Stock

This Reoffer Prospectus (this “Prospectus”) relates to an aggregate of up to 420,000 shares (the “Shares”) of our common stock, par value $0.001 per share (the “Common Stock”), which may be offered and sold from time to time by certain of our stockholders (the “Selling Stockholders”) who have acquired or will acquire such Shares pursuant to the vesting of restricted stock awards issued under the Paysign, Inc. 2023 Equity Incentive Plan (the “Plan”). See “Selling Stockholders.” This Prospectus covers the offering for resale of (i) shares acquired by the Selling Stockholders prior to the filing of a Registration Statement on Form S-8 (“Restricted Shares”) and (ii) shares to be acquired by Selling Stockholders who may be deemed affiliates of our company after the filing of a Registration Statement on Form S-8 pursuant to restricted stock awards currently held by those Selling Stockholders (“Control Shares”). Our Common Stock is listed on The Nasdaq Stock Market under the symbol “PAYS.” On October 29, 2024, the last reported sales price of the our Common Stock on The Nasdaq Stock Market was $3.71 per share.

We will not receive any of the proceeds from sales of the Shares by any of the Selling Stockholders. The Shares may be offered from time to time by any or all of the Selling Stockholders (and their donees and pledgees) through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as the Selling Stockholder may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See “Plan of Distribution.” We will bear all costs, expenses and fees in connection with the registration of the Shares. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the Shares will be borne by the Selling Stockholder (or their donees and pledgees).

We are an “emerging growth company” as defined under the federal securities laws and are subject to reduced reporting requirements.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 2 of this Prospectus.

Each Selling Stockholder and any broker executing selling orders on behalf of a Selling Stockholder may be deemed to be an “underwriter” as defined in the Securities Act of 1933, as amended (the “Securities Act”). If any broker-dealers are used to effect sales, any commissions paid to broker-dealers and, if broker-dealers purchase any of the Shares as principals, any profits received by such broker-dealers on the resale of the Shares, may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Stockholders may be deemed to be underwriting commissions.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is October 30, 2024.

_______________________________________

You should rely only on the information contained in this Prospectus or in any accompanying prospectus supplement by us or on our behalf. No person is authorized to give any information or represent anything not contained or incorporated by reference in this Prospectus or any prospectus supplement. This Prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this Prospectus or any prospectus supplement, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition and results of operations may have changed since that date.

Unless the context otherwise requires, all references in this Prospectus to “we,” “us,” “our” or “our company” refer to Paysign, Inc. and its consolidated subsidiaries.

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THE COMPANY

We are a vertically integrated provider of prepaid card products and processing services for corporate, consumer and government applications. Our payment solutions are utilized by our corporate customers as a means to increase customer loyalty, increase patient adherence rates, reduce administration costs and streamline operations. Public sector organizations can utilize our payment solutions to disburse public benefits or for internal payments. We market our prepaid card solutions under our Paysign® brand. As we are a payment processor and prepaid card program manager, we derive our revenue from all stages of the prepaid card lifecycle.

We operate on a powerful, high-availability payments platform with cutting-edge fintech capabilities that can be seamlessly integrated with our clients’ systems. This distinctive positioning allows us to provide end-to-end technologies that securely manage transaction processing, cardholder enrollment, value loading, account management, data and analytics, and customer service. Our architecture is known for its cross-platform compatibility, flexibility, and scalability – allowing our clients and partners to leverage these advantages for cost savings and revenue opportunities.

Our suite of product offerings includes solutions for corporate rewards, prepaid gift cards, general purpose reloadable debit cards, employee incentives, consumer rebates, donor compensation, clinical trials, healthcare reimbursement payments and pharmaceutical payment assistance, and demand deposit accounts accessible with a debit card. In the future, we expect to further expand our product into other prepaid card offerings such as travel cards and expense reimbursement cards. Our cards are sponsored by our issuing bank partners.

Our revenues include fees generated from cardholder fees, interchange, card program management fees, transaction claims processing fees, breakage and settlement income. Revenue from cardholder fees, interchange, card program management fees and transaction claims processing fees is recorded when the performance obligation is fulfilled. Breakage is recorded ratably over the estimated card life based on historical redemption patterns, market-specific trends, escheatment rules and existing economic conditions and relates solely to our open-loop gift card business, which began at the end of 2022. Settlement income is recorded at the expiration of the card program and relates solely to our pharma prepaid business which ended in 2022.

We were incorporated in Nevada on August 24, 1995. Our principle executive offices are located at 2615 St. Rose Parkway, Henderson, Nevada 89052, and our telephone number is (702) 453-2221. Our website address is www.paysign.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this Prospectus, and you should not consider information on our website to be part of this Prospectus. We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, and are subject to reduced reporting requirements that are otherwise applicable to public companies.

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RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before investing in our Common Stock, you should carefully consider the risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “Commission”) on March 27, 2024, which are incorporated by reference herein, and subsequent reports filed with the Commission, together with the financial and other information contained or incorporated by reference in this Prospectus. If any of the risks actually occur, our business, results of operations, financial condition and prospects could be harmed. In that event, the trading price of our Common Stock could decline, and you could lose part or all of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this Prospectus may be considered forward-looking under federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. All statements, besides statements of fact included in this Prospectus are forward-looking. Such forward-looking statements include, among others:

•	our belief that our payment solutions are utilized by our corporate customers as a means to increase customer loyalty, increase patient adherence rates, reduce administration costs and streamline operations;

•	our belief that public sector organizations can utilize our payment solutions to disburse public benefits or for internal payments;

•	our belief that we operate on a powerful, high-availability payments platform with cutting-edge fintech capabilities that can be seamlessly integrated with our clients’ systems;

•	our belief that our architecture is known for its cross-platform compatibility, flexibility, and scalability – allowing our clients and partners to leverage these advantages for cost savings and revenue opportunities; and

•	our expectation that in the future we will further expand our product into other prepaid card offerings such as travel cards and expense reimbursement cards.

We caution that these statements are qualified by important risks, uncertainties and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others:

•	the inability to continue our current growth rate in future periods;

•	that a downturn in the economy, including as a result of COVID-19 and variants, as well as further government stimulus measures, could reduce our customer base and demand for our products and services, which could have an adverse effect on our business, financial condition, profitability and cash flows;

•	operating in a highly regulated environment;

•	failure by us or business partners to comply with applicable laws and regulations;

•	changes in the laws, regulations, credit card association rules or other industry standards affecting our business;

•	that a data security breach could expose us to liability and protracted and costly litigation; and

•	other risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2023.

Except to the extent required by federal securities laws, we undertake no obligation to publicly update or revise any statements in this Prospectus, whether as a result of new information, future events or otherwise.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the Shares by the Selling Stockholders. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution.”

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SELLING STOCKHOLDERS

This Prospectus relates to Shares that are being registered for reoffers and resales by Selling Stockholders who have acquired or will acquire such Shares pursuant to the vesting of restricted stock awards issued under the Plan.

Beneficial ownership is determined in accordance with the rules of the Commission, is based upon 53,968,374 shares outstanding as of the date of this Prospectus (including the 420,000 Shares issuable upon the vesting of restricted stock awards being registered for resale pursuant to the Registration Statement of which this Prospectus forms a part), and generally includes voting or investment power with respect to securities. Options to purchase shares of common stock that are currently exercisable or exercisable within 60 days of the date of this Prospectus are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Shares of restricted stock, whether vested or unvested, are deemed to be outstanding and to be beneficially owned by the person holding such restricted stock for the purpose of computing the percentage ownership of such person and are treated as outstanding for the purpose of computing the percentage ownership of each other person.

The inclusion in the table of the individuals named therein shall not be deemed to be an admission that any such individuals are “affiliates” of our company.

Unless otherwise indicated below, the address of each Selling Stockholder listed below is c/o Paysign, Inc., 2615 St. Rose Parkway, Henderson, Nevada 89052. Unless otherwise indicated below, to our knowledge, the Selling Stockholders listed below have sole voting and dispositive power with respect to all such shares that they beneficially own, subject to community property laws where applicable.

	Shares Beneficially Owned Prior to the Offering		Shares Being Offered(1)	Shares Beneficially Owned After the Offering(2)
Selling Stockholder	Shares	Percentage	Shares	Shares	Percentage
Named Selling Stockholders(3)	447,476(4)	*	420,000	27,476	*

___________

*       Less than 1%.

(1)	Reflects shares of our Common Stock offered under this Prospectus.
(2)	Assumes that all of the Shares held by each Selling Stockholder and being offered under this Prospectus are sold, and that no Selling Stockholder will acquire additional shares of Common Stock before the completion of this offering.
(3)	Includes the following four named non-affiliate employees, each of whom holds at least 1,000 Shares: Rodney A. Brooks, Cosimo Cambi, Ramandeep Singh, and Hariharan Venkatachalam. Each of these persons beneficially owns less than 1% of our Common Stock.
(4)	Consists of (i) 13,476 shares of Common Stock and (ii) 434,000 shares of Common Stock issuable upon the vesting of restricted stock awards, including the 420,000 Shares issuable upon the vesting of restricted stock awards being registered for resale pursuant to the Registration Statement of which this Prospectus forms a part.

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PLAN OF DISTRIBUTION

The purpose of this Prospectus is to permit the Selling Stockholders, if they desire, to offer for sale and sell the Shares they acquired or will acquire pursuant to the vesting of restricted stock awards issued under the Plan at such times and at such places as the Selling Stockholders choose.

The decision to sell any Shares is within the discretion of the holders thereof, subject generally to our policies affecting the timing and manner of sale of Common Stock by certain individuals. There can be no assurance that any Shares will be sold by the Selling Stockholders.

Sales of Shares by the Selling Stockholders may be effected from time to time in one or more types of transactions (which may include block transactions) on The Nasdaq Stock Market, in the over-the-counter market, in negotiated transactions, through the writing of options on the Shares, through settlement of short sales of Shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, at fixed prices (which may be changed) or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their Shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the Shares by the Selling Stockholders.

The Selling Stockholders may effect such transactions by selling Shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders and/or the purchasers of Shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The Selling Stockholders and any broker-dealers that act in connection with the sale of Shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the Shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.

Because the Selling Stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of The Nasdaq Stock Market pursuant to Rule 153 under the Securities Act.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

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LEGAL MATTERS

The validity of the Shares being offered hereby has been passed upon by Greenberg Traurig, LLP, Phoenix, Arizona.

EXPERTS

Our consolidated financial statements as of December 31, 2023 and 2022, and for the years then ended, incorporated in this Prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2023, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, which we have filed with the Commission, are incorporated by reference in this Prospectus:

(a)	Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the Commission on March 27, 2024;
(b)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as filed with the Commission on May 8, 2024;
(c)	Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, as filed with the Commission on August 1, 2024;
(d)	Definitive Proxy Statement on Schedule 14A, as filed with the Commission on March 29, 2024;
(e)	Current Reports on Form 8-K as filed with the Commission on January 29, 2024, March 15, 2024, April 19, 2024, and May 7, 2024, but only to the extent that the items therein are specifically stated to be “filed” rather than “furnished” for the purposes of Section 18 of the Exchange Act; and
(f)	The description of our Common Stock contained in Exhibit 4.2 to the Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the Commission on April 3, 2020, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed with the Commission by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Item 2.02 or 7.01 of Form 8-K that is not deemed “filed” under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Under no circumstances will any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

You should rely only on the information provided or incorporated by reference in this Prospectus or any related prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this Prospectus or any related prospectus is accurate as of any date other than the date on the front of the document.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the Commission. Our filings are available to the public over the Internet at the Commission’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.paysign.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Commission. Information contained on our website is not part of this Prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus but not delivered with the Prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this Prospectus incorporates. Requests for documents should be directed to our Corporate Secretary, Robert Strobo, Esq., at 2615 St. Rose Parkway, Henderson, Nevada 89052.

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PART I
INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

Items 1 and 2, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this prospectus, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 1. Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to participants of the Paysign, Inc. 2023 Equity Incentive Plan (the “Plan”) as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 and incorporated by reference in Item 3 of Part II of this Registration Statement will be sent or given to participants of the Plan, without charge, upon written or oral request, as specified by Rule 428(b)(1) under the Securities Act. The request shall be directed to our Corporate Secretary, Robert Strobo, Esq., at 2615 St. Rose Parkway, Henderson, Nevada 89052 or by telephone at (702) 453-2221. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

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PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which we have filed with the Commission, are incorporated by reference in this Registration Statement:

(a)	Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the Commission on March 27, 2024;
(b)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as filed with the Commission on May 8, 2024;
(c)	Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, as filed with the Commission on August 1, 2024;
(d)	Definitive Proxy Statement on Schedule 14A, as filed with the Commission on March 29, 2024;
(e)	Current Reports on Form 8-K as filed with the Commission on January 29, 2024, March 15, 2024, April 19, 2024, and May 7, 2024, but only to the extent that the items therein are specifically stated to be “filed” rather than “furnished” for the purposes of Section 18 of the Exchange Act; and
(f)	The description of our Common Stock contained in Exhibit 4.2 to the Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the Commission on April 3, 2020, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed with the Commission by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Item 2.02 or 7.01 of Form 8-K that is not deemed “filed” under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Under no circumstances will any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

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Item 6. Indemnification of Directors and Officers.

We are a Nevada corporation. Section 78.7502 of Chapter 78 of the Nevada Revised Statutes (“NRS”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited-liability company, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person (a) is not liable pursuant to NRS Section 78.138; or (b) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Under NRS Section 78.138, a director or officer is not individually liable to the corporation unless such person breached their fiduciary duty and such breach involved intentional misconduct, fraud or a knowing violation of law. If the action or suit is by or in the right of the corporation, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Under Article V.B of our Amended and Restated Articles of Incorporation, we are required to indemnify, to the fullest extent permitted by Nevada law, its officers and directors. Furthermore, Article V.C of our Amended and Restated Articles of Incorporation, we are required to pay (or through insurance purchased and maintained by us or through other financial arrangements) any expenses of an officer or director as they are incurred and in advance of the final disposition of a civil or criminal action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation.

Under Article VII of our Amended and Restated Bylaws, we are required to indemnify and hold harmless, to the fullest extent permitted by Nevada law, each director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any threatened, pending, or completed action, suit or proceeding, by reason of the fact that he or she is or was a director or officer or member, manager, or managing member of a predecessor limited liability company or affiliate of such limited liability company, or is or was serving in any capacity at our request as a director, officer, employee, agent, partner, member, manager, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise or affiliate. Indemnification may not be made to or on behalf of an indemnitee if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud, or a knowing violation of law and was material to the cause of action. Furthermore, we are required to advance expenses to an indemnitee in advance of a final disposition of the proceeding.

The indemnification provided by our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws is not exclusive of any rights to which those indemnified may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the Nevada law, our Amended and Restated Articles of Incorporation, our Amended and Restated Bylaws or any of our indemnification agreements with our directors and officers, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We maintain a Directors’ and Officers’ Liability Insurance Policy designed to reimburse us for any covered payments made by us pursuant to the foregoing indemnification.

II-2

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
5.1*	Opinion of Greenberg Traurig, LLP

10.1	Paysign, Inc. 2023 Equity Incentive Plan (1)

23.1*	Consent of Moss Adams LLP, independent registered public accounting firm

23.2*	Consent of Greenberg Traurig, LLP (included in opinion filed as Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereof)

107*	Filing Fee Table

_______________

*       Filed herewith.

(1)	Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on May 9, 2023 (File Number 001-38623).

Item 9. Undertakings.

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Henderson, State of Nevada, on October 30, 2024.

PAYSIGN, INC.

By:	/s/ Mark R. Newcomer
Mark R. Newcomer
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark R. Newcomer and Robert Strobo, and each of them, as his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark R. Newcomer	Chief Executive Officer, Director and Chairman (Principal Executive Officer)	October 30, 2024
Mark R. Newcomer

/s/ Jeff Baker	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	October 30, 2024
Jeff Baker

/s/ Matthew Lanford	President, Chief Operating Officer and Director	October 30, 2024
Matthew Lanford

/s/ Joan M. Herman	Executive Vice President and Director	October 30, 2024
Joan M. Herman

/s/ Dan R. Henry	Director	October 30, 2024
Dan R. Henry

/s/ Bruce Mina	Director	October 30, 2024
Bruce Mina

/s/ Jeffrey B. Newman	Director	October 30, 2024
Jeffrey B. Newman

/s/ Dennis Triplett	Director	October 30, 2024
Dennis Triplett

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